Exhibit 10.28


                              Settlement Apreement
                              --------------------

     This Settlement Agreement is made and entered into as of January 31, 2000 ("Agreement"), by and among WINDSOR WOODMONT, LLC, a Colorado limited liability company ("Owner"), and D.H. BLATTNER & SONS, INC., a Minnesota corporation ("Contractor"), in connection with the following.

                                    RECITALS
                                    --------

     A. Contractor and Owner entered into that certain Second Amendment to Standard Form of Agreement between Owner and Contractor, dated December 31, 1999 (the "Second Amendment"), which amended the Supplemented Agreement, Supplemented General Conditions and First Amendment (as said documents are defined in the Second Amendment, and which documents are collectively referred to herein as the "Original Agreement"), wherein Contractor agreed to continue to provide its services in connection with the excavation of the real property located in the City of Black Hawk, Colorado, in connection with the construction of a casino thereupon (the "Project").

     B. Contractor had previously commenced and provided its services in connection with the Original Agreement, until the development of the Project was suspended, at which time Contractor had provided a substantial amount of services for which it was not compensated. As a result of the suspension of the development of the Project, various actions were undertaken by and against the parties hereto by the parties hereto and by other parties not subject of this Agreement (the "Third Parties"), which actions remain at issue as of the date hereof.

     C. Contractor did demand payment for its services. Contractor did file and amend a lien against upon the Project pursuant to (i) that certain Statement of Lien dated February 8, 1999, and recorded February 23, 1999 in Book 663, at Page 77of the Offidial Records of Gilpin County, Colorado, and re-recorded May 5, 1999 in Book 669, at Page 159 of the Official Records of said county, and (ii) that certain Amended Statement of Lien dated June 21, 1999, and recorded July 6, 1999 in Book 673, at Page 353 of the Official Records of said county (collectively, the "Liens"'), and also file a complaint and record a list pendings upon the Project pursuant to that certain Notice of List Pendings, recorded in Book 669, at Page 447 of the Official Records of said county (the "List Pendings").

     D. Contractor's subcontractor, WAGNER EQUIPMENT CO. ("Subcontractor", did also file a lien against upon the Project pursuant to that certain Statement of Lien dated March 3, 1999, and recorded March 16, 1999 in Book 664, at Page 423 of the Official Records of said county (the "Subcontractor Lien").

     E. The parties hereto now desire, by execution of this Agreement, in connection with the making of the Second Amendment, to release unconditionally the Liens, the List Pendings, and the Subcontractor Lien upon the Project,

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upon the payment to Contractor of the sum of Three Million Three Hundred Thirty
Two Thousand Thirty-Two Dollars ($3,332,032.00), as set forth in paragraph 12 of the Second Amendment.

     F. Concurrently herewith and as a condition concurrent with the validity and enforceability of this Agreement, all actions of the Third Parties against Owner and Contractor shall be effectively dismissed with prejudice, or otherwise disposed of such that neither Owner nor Contractor shall have any further liability to the Third Parties arising in any manner in connection with the Project.

     NOW, THEREFORE, for good and valuable consideriation, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     1. Consideration to Contractor. In connection with this Agreement, upon the Effective Date, Contractor shall receive the sum of Three Million Three Hundred Thirty Two Thousand Thirty-Two Dollars ($3,332,032.00), as set forth in paragraph 12 of the Second Amendment. In addition, upon the Effective Date, Owner shall have deposited the sum of Eight Hundred Seventy Seven Thousand Nine Hundred Ninety-Five Dollars ($877,995.00), representing the approximate amount of the final payment due to Contractor, into an escrow account administered by a duly licensed escrow holder or conunercial bank reasonably acceptable to the parties hereto, for the purposes of providing payment for Contractor's final payment request.


     2. Release of Liens. List Pendings. and Subcontractor Lien. By no later than the Effective Date, the following shall occur (or have occurred):


        (a) Contractor shall deliver to a licensed escrow holder in the State of Colorado as the parties shall determine, a duly executed and acknowledged lien release in the appropriate form designated by such escrow holder, unconditionally releasing the Liens upon the Project, and Contractor shall have provided all pleadings necessary to obtain a release and discharge of the List Pendings in recordable form releasing the List Pendings with prejudice.

        (b) Contractor shall cause Subcontractor to deliver to the aforementioned escr9w holder a duly executed and acknowledged lien release in the appropriate form designated by such escrow holder, unconditionally releasing the Subcontractor Lien upon the Project.

3.          Conditions Precede

        (a) The effectiveness and validity of this Agreement and the releases contemplated hereby are conditioned upon (i) each of the parties having execut ed and delivered to each of the other parties hereto a counterpart of this

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Agreement,  and (iii) the  payment of the sum of  $3,332,032.00  as set forth in paragraph 12 of the Second Amendment. The date upon which all conditions specified in this Section 3 have been satisfied is referred to herein as the "Effective Date".

        (b) The effectiveness and validity of this Agreement and the releases contemplated hereby are further conditioned upon the effective dismissal with prejudice, or other satisfactory disposition, no later than the Effective Date, of all actions by any and all the Third Parties of all claims which were brought or could have been brought by the Third Parties against Owner and Contractor, such that neither Owner nor Contractor shall have any further liability to the Third Parties arising in connection with the Project.

     4. Advice of Counsel. In executing this Agreement, all parties acknowledge that they have consulted with and had the advice of their own counsel, and that each has executed this Agreement after careful and independent investigation, and not under fraud, duress or undue influence.

     5. Necessary parties. All parties represent and warrant that they will not have and have not assigned or otherwise transferred or subrogated any interest in any claims which are the subject matter hereof that they may have against each other, and each agrees to indemnify, defend and hold the other harmless from any liability, loss, claims, demands, costs, expenses, or attorneys' fees incurred by the others as a result of such assignment or transfer to any such person or entity.

     6. Choice of Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Each of the parties to this Agreement has participated equally in the negotiation and preparation of this Agreement and, as a result, any provisions set forth herein which may be ambiguous shall not be interpreted in a manner so as to prejudice any party more than another but shall be construed as a whole and in accordance with their fair meaning.

     7. Further Assurances. Each of the parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of any other party to effect the provisions of this Agreement.

     8. Integration. This Agreement memorializes and constitutes the entire Agreement and understariding between the parties, and supersedes and replaces all prior negotiations, proposed agreements and agreements, whether written or unwritten, concerning the matters covered hereby. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranties whatsoever, expressly or impliedly, concerning the matters covered hereby which is not expressly contained in this Agreement, and each party further acknowledges that he/she/it has not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement concerning the matters covered hereby.

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     9. Execution in Counterparts. The parties agree that this Agreement may be executed in any number of counterparts so long as each signatory hereto executes at least one such counterpart. Each such counterpart shall constitute one original but all such counterparts taken together shall constitute one and the same instrument.

     10. Severability. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.



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     This Settlement Agreement has been executed as of the date and year first above written.

"Owner"                                       "Contractor"

WINDSOR WOODMONT, LLC,                         D.H. BLATTNER & SONS, INC.,
a Colorado limited liability company           a Minnesota corporation

By:  /s/  Daniel P. Robinowitz                 By:  /s/  David H. Blattner, Jr.
   ---------------------------------              -----------------------------
          Daniel P. Rabinowitz, Manager,                 David H. Blattner, Jr,
          Executive Vice President                       General Counsel

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